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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 5 to the Registration Statement Form N-1A, No. 333-19297 of Levco Equity Value Fund and to the use of our report dated February 12, 2001, incorporated by reference therein.






Cincinnati, Ohio
April 24, 2001

Ernst & Young LLP